Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

AMERICAN SPECTRUM REALTY, INC.

Issue Date:  December  30, 2013 Warrant No. 2013-1

THIS CERTIFIES that DUNHAM & ASSOCIATES HOLDINGS, INC. (the “Holder”) of this Warrant (this “Warrant”), has the right to purchase from AMERICAN SPECTRUM REALTY, INC., a Maryland corporation (the “Company”), up to 600,000 fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time during the period commencing on the date on which this Warrant is issued (the “Issue Date”) and ending at 5:00 p.m., New York City time, on December 31, 2018 (the “Expiration Date”).  This Warrant is issued pursuant to and subject to the terms of a letter agreement, dated as of December 30, 2013, by and between the Company and the Holder.  For purposes of this Warrant, a “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks in the City of New York are required or authorized by law to be closed.

1. Exercise.

(a) Right to Exercise; Exercise Price.  Subject to the terms and conditions set forth herein, the Holder shall have the right to exercise this Warrant at any time and from time to time during the period commencing on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”).  The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $2.00 (subject to adjustment for the events specified in Section 4 of this Warrant).

(b) Exercise Notice.  In order to exercise this Warrant, the Holder shall deliver, at any time prior to 5:00 p.m. New York City time on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), the original Warrant and, in the case of a Cash Exercise (as defined below), the Exercise Price (by delivery of immediately available funds).  The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued.  In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 4 of this Warrant), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) promptly following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than ten (10) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Holder of Record.  The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice as of 5:00 p.m. New York City time on the Exercise Date, irrespective of the date of delivery of such Warrant Shares.  Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d) Cancellation of Warrant.  This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2. Delivery of Warrant Shares Upon Exercise.  Upon exercise pursuant to Section 1 of this Warrant, the Company shall issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein within a reasonable time, not exceeding (A) the close of business on the third (3rd) Business Day following the Exercise Date and (B) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) of this Warrant (each of the dates specified in (A) and (B) being referred to as a “Delivery Date”).  The Company shall effect delivery of Warrant Shares to the Holder by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.  The certificates representing the Warrant Shares may bear legends in accordance with the legend set forth on the face of this Warrant or applicable law.

3. Payment of the Exercise Price; Cashless Exercise.  The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a) through a cash exercise (a “Cash Exercise”) by delivering immediately available funds pursuant to Section 1(b) above, or

(b) through a cashless exercise (a “Cashless Exercise”).  The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price as of the Exercise Date; and

B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

The term “Market Price” as of a specified date shall mean:  (i) if the Common Stock is publicly traded on such date, the average closing price per share over the preceding 10 trading days as reported on the principal stock exchange or quotation system on which the Common Stock is listed or quoted; or (ii) if the Common Stock is not publicly traded on such date, the Board of directors of the Company shall determine Market Price in its reasonable good faith judgment; provided, however, that if Holder does not agree with any such determination of Market Price pursuant to clause (ii) above within three (3) Business Days following receipt of the certificate delivered pursuant to Section 4(c)(iv) below, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably accepted by the Company, with the costs of such appraisal to be borne equally by the Company and the Holder.

4. Anti-Dilution Adjustments; Distributions; Other Events.  The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

(a) Subdivision or Combination of Common Stock.  If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares subject to this Warrant shall be proportionately increased.  If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased and the number of Warrant Shares subject to this Warrant shall be proportionately decreased.

(b) Distributions.  If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least twenty (20) Business Days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”).  The Holder shall be entitled to a reduction in the Exercise Price as of the Record Date therefor, such reduction to be effected by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors.

(c) Dilutive Issuances.

(i) Adjustment Upon Dilutive Issuance.  If, at any time after the Issue Date, the Company issues or sells, or in accordance with Section 4(c)(ii) of this Warrant, is deemed to have issued or sold, any shares of Common Stock, Convertible Securities (as defined below) or Purchase Rights (as defined below) in the Company for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

N0 + N1
N0 + N2

where:

N0 =
the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”), including, without limitation, the Warrants);

N1 =
the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with Section 4(c)(ii) of this Warrant) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

N2 =	the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

(ii) Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price under Section 4(c)(i) of this Warrant, the following will be applicable:

(A) Issuance of Purchase Rights.  If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Purchase Rights, then the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in Section 4(c)(ii)(B) of this Warrant), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable).  Except as provided in Section 4(c)(ii)(C) of this Warrant, no further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

(B) Issuance of Convertible Securities.  If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then if the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then the price per share for which Common Stock is issuable upon such conversion, exercise or exchange shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this Section 4(c)(ii)(B)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities.  If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”), then the price per share for which Common Stock is issuable upon such conversion, exercise or exchange shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4(c) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence.  No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(C) Change In Option Price or Conversion Rate; Expiration of Cancellation.  If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under Section 4(c)(ii)(B) of this Warrant; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.  In addition, if the Purchase Rights or Convertible Securities shall expire or be cancelled, the Exercise Price in effect at the time of such expiration or cancellation shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made upon the issuance of such Purchase Rights or Convertible Securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise or conversion of such Purchase Rights or Convertible Securities prior to such expiration or cancellation.

(D) Calculation of Consideration Received.  In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten trading days immediately preceding the date of receipt.  In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be.  The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne equally by the Company and the Holder.

(iii) Exceptions To Adjustment of Exercise Price.  Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 4(c) upon the issuance of any Excluded Securities.  For purposes hereof, “Excluded Securities” means (I) securities issued upon exercise of this Warrant; (II) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date; or (III) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company.

(iv) Notice Of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4(c) resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based.  The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

(d) Major Transactions.  In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least twenty (20) trading days’ written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of such shares of stock or securities or other assets, and the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to the Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction.  If and to the extent that the Holder retains this Warrant or any portion hereof following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.  The failure to give any notice required by this Section 4(d) or any defect therein shall not affect the legality or validity of any Major Transaction or the vote upon any such action.

(e) Adjustments; Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.  Upon any adjustment that results in a decrease in the Exercise Price, the number of shares of Common Stock into which this Warrant is exercisable shall be adjusted by multiplying the number of Warrant Shares issuable immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect prior to such adjustment and the denominator of which is the new Exercise Price.

(f) Board Discretion.  Notwithstanding any provision in this Warrant to the contrary, subject to the prior written consent of the Holder, which consent may be granted or withheld in Holder’s sole and absolute discretion, the Board of Directors has the right to reduce the Exercise Price and/or increase the number of Warrant Shares issuable under this Warrant at any time or from time to time in its sole and absolute discretion.

5. Principal Market Regulation.  In order to comply with the rules and regulations of the NYSE MKT Market (the “Principal Market”), the Company shall not issue Warrant Shares if the issuance of such Warrant Shares would exceed 19.99% of the shares of the Company’s outstanding Common Stock in the aggregate (the “Exchange Cap”), based upon the total issued and outstanding number of shares of Common Stock as of the preceding trading day of the Issue Date, except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount, or (ii) is no longer traded on the Principal Market.  In the event that any Holder shall sell or otherwise transfer this Warrant, each of the transferees shall be subject to the Exchange Cap.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.  If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the closing price of the Company’s Common Stock as of the Exercise Date.

7. Registration Rights

(a) Demand Registration.

(i) At any time when the Company is eligible to use a Form S-3 Registration Statement, the Holder may request that the Company file a Form S-3 registration statement with respect to that number of Warrant Shares then held by the Holder or subject to warrants then held by the Holder as shall be specified in a written request to the Company.  The Company shall, as soon as practicable and within forty-five (45) days after the date of such request, at the Holder’s expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, and fees and expenses incident to compliance with state securities law), file a Form S-3 registration statement under the Securities Act covering all of the Warrant Shares subject to the applicable notice to be included in such registration statement.

(ii) Notwithstanding the foregoing obligations, if the Company furnishes to Holder a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than seventy five (75) days after the request of Holder is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such seventy five (75) day period other than an Excluded Registration.  For purposes hereof an “Excluded Registration” shall mean (I) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (II) a registration relating to an SEC Rule 145 transaction; (III) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares; or (iv) a registration in which the only Common Stock being registered its Common Stock issuable upon conversion of debt securities that are also being registered.

(iii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 7(a) (A) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Company has previously effected a registration pursuant to Section 7(a).  A registration shall not be counted as “effected” for purposes of this Section 7(a) until such time as the applicable registration statement has been declared effective by the SEC.

(b) Company Registration.

(i) If the Company shall determine to register under the Securities Act any of its securities pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or S-4), the Company will (i) promptly give written notice to the Holder of its intention to file such registration statement and (ii) at the Company’s expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, the reasonable fees and expenses of counsel for Holder, and fees and expenses incident to compliance with state securities law) include among the securities covered by the registration statement, at Holder’s option, all of the Warrant Shares then held by the Holder or subject to warrants then owned by the Holder as shall be specified in a written request to the Company within thirty (30) days after the receipt by the Holder of the notice described in (a)(i) above.  Nothing herein shall require Holder to exercise such Holder’s Warrant prior to any sale and Warrant Shares to be registered include Warrant Shares subject to unexercised Warrants owned by the Holder.  As used herein Holder shall include any assignee provided for in Section 8.

(c) Obligations of the Company.  Whenever required under this Section 7 to effect the registration of any securities of the Holder (any Holder requesting registration being individually called a “Selling Securityholder”), the Company shall:  (i) use its reasonable best efforts to effect the registration, qualification or compliance of the common stock under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States as may be requested by Selling Securityholder, and keep such registration statement effective for one year (excluding periods when the prospectus may not be used pursuant to subclause (iii)); (ii) furnish each Selling Securityholder, without charge, at least one copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Securityholder may reasonably request in order to facilitate the disposition of the Common Stock covered by the registration statement; and (iii) notify each Selling Securityholders, at any time when a prospectus relating to the Common Stock covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Selling Securityholders prepare and furnish to the Selling Securityholders any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of the stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Underwriting Requirements.  If the offering of securities to be registered by the Company is underwritten, each Selling Securityholder, if required by the underwriter, shall sell the Warrant Shares to or through the underwriter(s) of the securities being registered for the account of the Company or others upon the same terms applicable to the Company or others; provided, however, if the managing underwriter(s) reasonably determine that no securities of any Selling Securityholders may be included in the registration statement, then notwithstanding anything to the contrary in this Section, the determination of such underwriter(s) shall be conclusive and the Warrant Shares and all securities of all other Selling Securityholders shall be excluded therefrom; provided, further, that if such underwriter(s) determine that some but not all of the securities of Selling Securityholders may be included in the registration statement, the number of shares of Warrant Shares owned by each  Selling Securityholder to be included in the registration statement will be proportionately reduced to a pro rata portion of the total number of securities permitted by all Selling Securityholders.

(e) Indemnification.  (i) The Company agrees to indemnify and hold harmless Holder, any person who controls Holder within the meaning of the Act, Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any applicable statute, and each partner, director, officer, employee, agent, legal counsel and representative of Holder and its representatives from and against any and all losses, damages, obligations, penalties, judgments, awards, costs, expenses, liabilities, claims or disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending against any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party, as defined below, is a party)) which any such person may incur or which may be made or brought against any such person directly or indirectly, caused by, relating to, based upon, arising out of or in connection with:  (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in either, any such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto or state filing or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, (ii) any violation or alleged violation of any foreign, federal or state securities laws in connection with the offering covered by the registration statement, or (iii) any violation or alleged violation of law by the Company, or any director, officer, employee, agent or representative of any of them, related to or arising out of the registration statement or the offering covered thereby.

(ii) If any action, suit, proceeding or investigation is commenced against Holder, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them (the “Indemnified Party” or “Indemnified Parties”) in respect of which indemnity may be sought against one or more of the Company or any affiliates thereof (the “Indemnifying Party” or “Indemnifying Parties”), the Indemnified Party shall notify the Indemnifying Party or Parties with reasonable promptness in writing of the institution of such action; provided, however, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder, except to the extent the Indemnifying Party shall have been materially prejudiced by such delay and shall not release the Indemnifying Party or Parties from any other obligations or liabilities to the Indemnified Party in any event.  In the event, that legal counsel to the Indemnified Person reasonably determines and provides written correspondence to the Company, that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Any such counsel to the Indemnified Party shall, to the extent consistent with its professional responsibilities, cooperate with the Company in any defense, except such matters in respect of which the Indemnified Parties counsel shall advise the Indemnified Parties that such cooperation would impair a defense available to the Indemnified Parties that is unavailable to the Company.   In the event that the Indemnified Party or Parties do not retain their own counsel for any reason, the Indemnifying Party or Parties shall at its or their own expense assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; provided, however, that no Indemnifying Party shall, without the prior written consent of Holder, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.  In the event the Indemnifying Party or Parties assume a defense hereunder, the Indemnified Party shall be entitled to retain its own counsel in connection therewith and, shall bear the fees and expenses of any such counsel, and counsel to the Indemnified Party or Parties shall cooperate with such counsel to the Indemnifying Party in connection with such proceeding.  All references to the Indemnified Party contained in this Section 7(e) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Exchange Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives.  The indemnity agreements set forth in this Section 7(e) shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise.

(iii) Each Selling Securityholder shall indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in this Section), each director of the Company, each officer who shall sign such registration statement, and any persons who control the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement.

(f) Reports Under Exchange Act.  With a view of making available to the Holder the benefits of Rule 144 of the Securities and Exchange Commission of the United States (the “SEC”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(i) Make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to Holder, so long as the Holder owns the Warrant or any Warrant Shares, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

(g) Assignment of Rights.  The rights to cause the Company to register Warrant Shares granted to the Holder by the Company under this Section 7 may be assigned in full by a Holder in connection with a transfer by such Holder of its Warrant Shares, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; (iii) such transferee receives a Warrant exercisable for all of the Warrant Shares; and (iv) such transferee agrees to comply with the terms and provisions of this Section 7 and such transfer is otherwise in compliance with this Section 7.  The provisions of this Section 7 shall survive the exercise and/or expiration of this Warrant.

(h) Survival.  The provisions of this Section 7 shall survive the Expiration Date or earlier termination or exercise in full of this Warrant.

8. Transfer of this Warrant.

(a) Subject to compliance with the provisions of this Section 8, Holder may sell, transfer, assign, pledge or otherwise dispose (each, a “Transfer”) of this Warrant and the Warrant Shares, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

(b) Each time Holder proposes to Transfer all or any number of the Warrants or the Warrant Shares (other than in connection with estate planning and similar transfers) (the “Offered Interests”) to any other person, Holder shall first offer such Offered Interests to the Company.  Holder shall deliver a written notice (“Offer Notice”) to the Company stating (a) Holder’s bona fide intention to Transfer the Offered Interests, (b) a description of the Offered Interests to be Transferred, (c) the purchase price and terms of payment for which Holder proposes to Transfer the Offered Interests, and (d) the name and address of the proposed transferee.  The Offer Notice shall constitute an irrevocable offer to sell the Offered Interests to the Company on the terms of the Offer Notice.  Within ninety (90) days after delivery of the Offer Notice, the Company shall have the right, but not the obligation, to elect to purchase all of the Offered Interests for the price and upon the terms designated in the Offer Notice by notifying Holder in writing of its desire to purchase the Offered Interests.  The failure of the Company to submit an election within the applicable period shall constitute an election on the part of the Company not to purchase the Offered Interests.  If the Company elects to purchase the Offered Interests, then a closing shall occur at the offices of the Company in Orange County, California at which the Offered Interest shall be conveyed to the Company, and the Company shall pay the consideration therefor.  The date of the closing shall be determined by the Company but shall not be later than three (3) days after the Company’s election to purchase the Offered Interests.  If the Company elects not to purchase, or defaults in his obligation to purchase all or any portion of the Offered Interest, then Holder may Transfer all the Offered Interest, provided that such Transfer (a) is completed within ninety (90) days after the expiration of the the Company’s right to elect to purchase the Offered Interests, and (b) is made at a price and upon terms no less favorable to Dunham than as designated in the Offer Notice.  If the Offered Interests are not so Transferred within such period, Dunham must give notice in accordance with this Warrant prior to any other or subsequent Transfer of the Offered Interests.

(c) In connection with any Transfer of this Warrant made pursuant to this Section 8, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person.  Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

(d) The rights granted to the Company in this Section 8 are not transferable.

9. Reservation of Shares.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company represents and warrants that it has reserved, and covenants that it will cause to be reserved at all times when this Warrant remains outstanding, a sufficient number of authorized but unissued shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

10. No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the items to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of his Warrant and in  the taking of all such actions as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

11. Benefits of this Warrant.  This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and, except with respect to the rights granted to the Company set forth in Section 8, nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

12. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

13. Notice or Demands.  Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

American Spectrum, Inc.
2401 Fountain View, Suite 750
Houston, TX 77057
Attn:  William J. Carden
President
Tel:  (713) 706-6200
Fax:  (713) 706-6201

with a copy (which shall not constitute notice) to:

Allen Matkins Leck Gamble Mallory & Natsis LLP
515 S. Figueroa St., 9th Floor
Los Angeles, CA 90071
Attn:  Michael L. Matkins, Esq.
Tel: (213) 955-5522
Fax: (213) 620-8816
If to Holder

Dunham & Associates Holdings, Inc.
10251 Vista Sorrento Parkway, Suite 200
San Diego, CA 92121
Attn: Jeffrey Dunham
Tel: (858) 964-0500
Fax: (858) 964-0505

with a copy (which shall not constitute notice) to:

Jones Day
12265 El Camino Real, Suite 300
San Diego, CA 92130
Attn: Kenneth D. Polin, Esq.
Tel: (858) 314-1200

Any party may subsequently update its address by written notice to the other party.

14. Applicable Law.  This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

15. Amendments.  No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

16. Entire Agreement.  This Warrant and the other Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

17. Headings.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

18. Restrictions.  The Holder acknowledges that the shares acquired upon exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

19. Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder.

20. Multiple Counterparts.  This Warrant may be executed in multiple counterparts, each of which is deemed an original for all purposes.  This Warrant may be executed by facsimile or PDF electronic transmission.

* * * *

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

AMERICAN SPECTRUM REALTY, INC. a Maryland corporation

By:
Name:
Its:

DUNHAM & ASSOCIATES HOLDINGS, INC.

By:
Name:
Its:

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of AMERICAN SPECTRUM REALTY, INC. evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 3(b) of the attached Warrant.

2.           Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date: ______________________

Name of Registered Holder

By:
Name:
Title:

EXHIBIT A

EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase _________ shares of the Common Stock of AMERICAN SPECTRUM REALTY, INC. evidenced by the attached Warrant.  By signing this Transfer Notice, the transferee agrees to be legally bound by the terms of the attached Warrant and of the related Registration Rights Agreement applicable to a Holder.

Date: ______________________

Name of Registered Holder

By:
Name:
Title:

Accepted and Agreed:

Transferee Name

By:
Name:
Title:

Address:

EXHIBIT B